Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Air T, Inc. (the "Company") Quarterly Report on Form 10-Q for the period ended June 30, 2026 as filed with the United States Securities and Exchange Commission on the date hereof (the "Report"), I, Nick Swenson, Chief Executive Officer, and Tracy Kennedy, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: August 14, 2026
/s/ Nick Swenson
Nick Swenson, Chief Executive Officer (Principal Executive Officer)

/s/ Tracy Kennedy
Tracy Kennedy, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)